UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Cooper Tire & Rubber Company
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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The 2009 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242 on Tuesday, May 5, 2009, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect three Directors of the Company.

(2)	To ratify the selection of the Company’s independent auditors for the year ending December 31, 2009.

(3)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Only holders of Common Stock of record at the close of business on March 9, 2009 are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
James E. Kline,
Vice President,
General Counsel and Secretary

Findlay, Ohio
March 26, 2009

Please mark, date and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

i

COOPER TIRE & RUBBER COMPANY

701 Lima Avenue, Findlay, Ohio 45840
March 26, 2009

PROXY STATEMENT

GENERAL INFORMATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company,” “Cooper Tire,” “our,” “we” or “us”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 5, 2009, at 10:00 a.m., Eastern Daylight Time, at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242. This proxy statement and the related form of proxy were first mailed or made available to stockholders on or about March 26, 2009.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of three Directors, (2) the ratification of the selection of the Company’s independent auditors for the year ending December 31, 2009, and (3) the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Voting

Only stockholders who owned shares of Common Stock at the close of business on March 9, 2009 (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 58,948,505 shares of Common Stock outstanding. Each stockholder will be entitled to one vote for each share owned.

The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting. “Broker non-votes” occur when certain nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so, and have not received voting instructions with respect to the proposal from the beneficial owners.

Agenda Item 1.  Except in the case of a contested election, each nominee for election as a Director who receives a majority of the votes cast with respect to such Director’s election by stockholders will be elected as a Director. In the case of a contested election, the nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.

Agenda Item 2.  Although the Company’s independent auditors may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2009. As a result, abstentions will have the same effect as a vote cast against the proposal, but “broker non-votes” will have no effect on the outcome of this proposal.

Proxy Matters

Stockholders may vote either by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares to elect the nominees listed under “Nominees for Director” and to ratify the selection of the Company’s independent auditors.

Stockholders of record and participants in certain defined contribution plans sponsored by the Company (see below) may also vote by using a touch-tone telephone to call 1-800-690-6903, or by the Internet by accessing the following website: http://www.proxyvote.com.

Voting instructions, including your stockholder account number and personal proxy control number, are contained on the accompanying proxy card. You will also use this accompanying proxy card if you are a participant in the following defined contribution plans sponsored by the Company:

• Spectrum Investment Savings Plan	• Pre-Tax Savings Plan (Texarkana)
• Pre-Tax Savings Plan (Findlay)

Those stockholders of record who choose to vote by telephone or Internet must do so by not later than 11:59 p.m., Eastern Daylight Time, on May 4, 2009. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received by not later than 5:00 p.m., Eastern Daylight Time, on May 1, 2009.

A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

AGENDA ITEM 1

ELECTION OF DIRECTORS

The Bylaws of the Company provide for the Board of Directors to be divided into three classes. Three Directors are to be elected to the class having a term expiring in 2012. If elected, each Director will serve for a three-year term expiring in 2012 and until his or her successor is elected and qualified. Each of the nominees is a Director standing for re-election and has consented to stand for election to a term as described above. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors will designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends that stockholders vote FOR the three nominees for Director.

NOMINEES FOR DIRECTOR

JOHN J. HOLLAND	President, Chief Operating Officer and Chief Financial Officer MMFX Technologies Corporation

       Mr. Holland, age 59, is the President, Chief Operating Officer and Chief Financial Officer of MMFX Technologies Corporation. MMFX Technologies is an inventor and manufacturer of nano technology steel. Prior to that, he was Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an Ethanol producer, from August, 2006 until June, 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of preengineered building systems, supplier of architectural aluminum systems and components and provider of construction and real estate services for the nonresidential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland is also a director of Saia, Inc. (formerly SCS Transportation, Inc.).

Director Since	2003
Nominee for Term to Expire	2012

JOHN F. MEIER	Chairman of the Board and Chief Executive Officer, Libbey Inc.

       Mr. Meier, age 61, is Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, since 1993. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is a trustee of Wittenberg University. Mr. Meier is also a director of Applied Industrial Technologies, Inc.

Director Since	1997
Nominee for Term to Expire	2012

NOMINEES FOR DIRECTOR (CONT.)

JOHN H. SHUEY	Former Chairman of the Board, President and Chief Executive Officer, Amcast Industrial Corporation

       Mr. Shuey, age 63, joined Amcast Industrial Corporation, a producer of aluminum wheels for the automotive industry and copper fittings for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February, 2001. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan.

Director Since	1996
Nominee for Term to Expire	2012

DIRECTORS WHO ARE NOT NOMINEES

ROY V. ARMES	Chairman of the Board, Chief Executive Officer and President

       Mr. Armes, age 56, has served as President and Chief Executive Officer of the Company since January, 2007, and as Chairman of the Board since December, 2007. He had previously been employed at Whirlpool Corporation, a manufacturer and marketer of major home appliances, for 31 years, where he gained experience in engineering, manufacturing, global procurement and international operations management. Mr. Armes also developed a successful track record at Whirlpool Corporation of developing customer relationships and consumer oriented products. During his career at Whirlpool Corporation, Mr. Armes served in positions including: Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy). Mr. Armes has a B.S. in Mechanical Engineering from The University of Toledo.

Director Since	2007
Expiration of Term	2010

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

LAURIE J. BREININGER	Former President, Americas Bath & Kitchen, American Standard Companies, Inc.

       Ms. Breininger, age 51, was President of the Americas Bath & Kitchen business of American Standard Companies, Inc., from 2000 until February, 2005. American Standard is a global manufacturer of brand name bathroom and kitchen fixtures and fittings and other products. Ms. Breininger graduated from the University of Wisconsin — Madison with a B.A. in Finance and Economics.

Director Since	2003
Expiration of Term	2011

THOMAS P. CAPO	Chairman of the Board, Dollar Thrifty Automotive Group, Inc.

       Mr. Capo, age 58, has served as a director of Dollar Thrifty Automotive Group, Inc., a vehicle rental company, since November, 1997 and Chairman of the Board since October, 2003. Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation, an automobile manufacturer, from November, 1998 until August, 2000. From November, 1991 to October, 1998 he was Treasurer of Chrysler Corporation, an automobile manufacturer. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation, a finance company. Mr. Capo has a B.S. in Accounting and Finance, an M.A. in Economics and a M.B.A. in Finance, each from the University of Detroit Mercy.

Director Since	2007
Expiration of Term	2010

STEVEN M. CHAPMAN	Group Vice President, Emerging Markets & Businesses, Cummins, Inc.

       Mr. Chapman, age 55, is Group Vice President, Emerging Markets & Businesses, for Cummins, Inc. Cummins designs, manufactures and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management.

Director Since	2006
Expiration of Term	2011

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

RICHARD L. WAMBOLD	Chairman of the Board, and Chief Executive Officer, Pactiv Corporation

       Mr. Wambold, age 57, has been Chief Executive Officer and President of Pactiv Corporation, a global provider of advanced packaging solutions, since 1999 and Chairman of the Board since 2000. Mr. Wambold holds a B.A. in Government and an M.B.A. from the University of Texas.

Director Since	2003
Expiration of Term	2011

ROBERT D. WELDING	Non-Executive Chairman, Public Safety Equipment (Int’l) Limited

     Mr. Welding, age 60, is the Non-Executive Chairman of Public Safety Equipment (Int’l) Limited, a manufacturer of highway safety and enforcement products. Prior to that, he was President, Chief Executive Officer and a director of Federal Signal Corporation, a manufacturer of capital equipment, from November, 2003 until his retirement in 2008. Prior to holding those positions, Mr. Welding was Executive Vice President of BorgWarner, Inc., a U.S. automotive parts supplier, and Group President of BorgWarner’s Driveline Group from November, 2002 until November, 2003, and was President of BorgWarner’s Transmission Systems Division from 1996 to November, 2002. Mr. Welding graduated from the University of Nebraska with a B.S. in Mechanical Engineering, holds an M.B.A. from the University of Michigan and is a graduate of Harvard Business School’s Advanced Management Program.

Director Since	2007
Expiration of Term	2010

Note:  The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table at page 52 of this proxy statement.

AGENDA ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT
AUDITORS

Ernst & Young LLP served as independent auditors of the Company in 2008 and has been retained by the Audit Committee to do so in 2009. In connection with the audit of the 2008 financial statements, the Company entered into an engagement letter with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The Board of Directors has directed that management submit the selection of the independent auditors for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent auditors.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses and analyzes our executive compensation policies and decisions for 2008 covering the executive officers included in the 2008 Summary Compensation Table below, who we refer to as our named executive officers. For 2008, our named executive officers consist of: Messrs. Roy V. Armes, our Chief Executive Officer; Philip G. Weaver, our Chief Financial Officer and James E. Kline, Mark W. Krivoruchka and Harold C. Miller who were our three other most-highly compensated executive officers at the end of 2008.

Executive Summary

2008 Business Highlights.  Given the unprecedented global financial and economic events in 2008, we experienced below target operational and financial results:

•	Net sales declined 2% to $2.88 billion in 2008 from 2007.

•	Total year net income deteriorated to a loss of $219.4 million in 2008 from a profit of $119.5 million in 2007. This loss includes the impairment of goodwill in 2008 of $31.3 million and restructuring charges of $76.4 million.

•	Operating profit margins deteriorated to negative 7.5% in 2008 from positive 4.6% in 2007.

•	Net cash provided by operations deteriorated to a use of $167 million in 2008 from a source of $373 million in 2007.

However, we made significant progress in realigning our business operations in 2008:

•	Completed a strategic plan that will guide the Company’s future.

•	Established a technical center in Asia to support development of products that meet that market’s specific needs.

•	Earned ISO certification for all four U.S. tire manufacturing facilities.

•	Completed a network capacity study and arrived at a decision to close the Albany, Georgia manufacturing facility.

•	Signed contracts with labor unions in Findlay, Ohio and Texarkana, Arkansas.

•	Entered into a manufacturing joint venture in Mexico that will supply lower cost, high quality tires for both the United States and Mexico.

•	Continued successfully ramping up operations at the Cooper Kenda Tire joint venture in Asia.

•	Successfully launched products including the Avon ZV5 aimed at niche markets in Europe.

•	Increased net sales in the International business unit by 11%.

•	Reduced scrap and conversion costs to manufacture tires (excluding the impact of shut downs).

•	Reduced capital expenditures to $129 million from $141 million in 2007.

2008 Executive Compensation Highlights

•	Our executive compensation program is designed to motivate the achievement of financial results that provide value to our stockholders.

•	Our executive compensation program emphasizes pay-for-performance through annual and long-term incentive programs, which collectively:

°	are the majority of our named executive officers’ targeted annual compensation; and

°	only pay if specific goals are achieved.

•	Our executives also receive base salaries, retirement and other benefits.

•	Our 2008 incentive plans were designed to focus the executive team on profitability and controlling costs while maintaining quality and managing cash flow, which:

°	are key elements of our business strategy; and

°	lead to stockholder value.

•	Based on our 2008 performance in these critical areas, which was below targeted levels, our executives did not receive payouts under the annual and long-term incentive plans for 2008 performance as highlighted in the following table:

Incentive Plan	2008 Measures of Success		2008 Performance

Annual	•	Company Net Income or Division Operating Profit (50% weighting)	Below payout threshold
	•	Free Cash Flow (30% weighting)	Below payout threshold
	•	Strategic Goals consisting of Revenue Growth, Operational Excellence and Organizational Capabilities (20% weighting)	Below payout threshold

Long-Term	2006-2008 Performance Cycle (over 3 year period)
	•	Return on Invested Capital (62.5% weighting)	Below payout threshold
	•	Stock Appreciation (37.5% weighting)	Below payout threshold

2007-2009 Performance Cycle (2nd Year)
	•	Net Income (70% weighting)	Below payout threshold
	•	Cash Flow (30% weighting)	Below payout threshold

2008-2010 Performance Cycle (1st Year)
	•	Earnings Per Share (70% weighting)	Below payout threshold
	•	Return on Invested Capital (30% weighting)	Below payout threshold

The Compensation Committee believes the 2008 pay levels were appropriately in line with performance results and reinforces our executive compensation program’s objective of pay-for-performance.

Executive Compensation Philosophy and Approach

Our Philosophy is to Provide Market Competitive Pay for Achieving Targeted Results

We target the compensation opportunities that we offer, both for each element of compensation and in the aggregate, at the middle of the range offered by comparably-sized companies. For officer positions, market pay practices were reviewed in late 2007 based on comparably-sized general industry companies and a comparator group of 29 consumer-branded durable goods companies. These companies (listed below) were selected based on industry, annual revenues and location (generally international operations with a significant presence in the Midwest). Market data was gathered for base salary, target annual and long-term incentive award levels for executives in comparable positions.

American Axle & Mfg Holdings Inc.	The Black & Decker Corp.
Briggs & Stratton Corp.	Energizer Holdings Inc.
Exide Technologies	Fleetwood Enterprises Inc.
Flowserve Corp.	Harley-Davidson Inc.
Harsco Corp.	Hasbro Inc.
Hayes Lemmerz International Inc.	HNI Corp.
Jarden Corp.	Kennametal Inc.
Leggett & Platt Inc.	Lennox International Inc.
The Lubrizol Corp.	NACCO Industries Inc.
Newell Rubbermaid Inc.	Owens Corning
Owens-Illinois Inc.	Pactiv Corp.
The Scotts Miracle Gro Company	Snap-On Inc.
Spectrum Brands Inc.	The Stanley Works
Steelcase Inc.	The Timken Co.
Trinity Industries Inc.

Our Pay Levels Are Set Considering Business Needs, Market Data and Other Factors

We use a consistent approach for setting the compensation for all executives. We take a holistic approach when establishing salary, annual and long-term incentive award opportunities. As a result, we review market benchmark data as provided by our outside compensation consultant for comparable positions and establish similar target incentive award opportunities as a percentage of base salary. Actual total compensation can vary widely from target compensation based on Company and business unit performance because pay is ultimately a function of actual performance.

Our Pay Program is Designed to Attract, Motivate and Retain Outstanding Executive Talent

In order to maximize stockholder value, we have designed our executive compensation program to attract, motivate and retain outstanding executives through the following principles:

•	Pay for performance. A significant portion of the value that our executives realize as compensation is based on performance, which motivates our executives to achieve annual and long-term goals. As such, the majority of the annual pay opportunity is variable and “at-risk,” which means it is earned based on our achievement of financial goals. The value realized from earned equity awards is also based on the appreciation of our stock price over the performance period.

•	Be competitive. We establish our executive compensation opportunities, in part, based on a review of the practices for comparable positions at companies with annual revenues comparable to that of the Company.

•	Facilitate stock retention. We deliver a substantial portion of the long-term incentive opportunity by granting equity awards. Ongoing stock retention is required of our named executive officers and senior executives who are subject to minimum ownership guidelines.

•	Encourage long service. We offer retirement and savings plan benefits which are payable after our executives retire from the Company.

Our Executive Compensation Program Emphasizes Performance-Based Pay

In order to motivate and reward executives for maximizing stockholder value, the majority of each executive’s annual target compensation will be variable, “at-risk” compensation. The “at-risk” portion increases as an executive assumes greater levels of responsibility and has a greater impact on the Company. The percentage of our named executive officers’ 2008 target total direct compensation (comprised of salary, target annual and long-term incentive award opportunities) that was “at-risk” as of the time it was initially approved is presented in the table below:

		Target	Target
		Annual	Long-Term	Target
		Incentive	Incentive	Total
	Base	(‘‘At-Risk”	(‘‘At-Risk”	Direct
	Salary	Compensation)	Compensation)	Compensation

Mr. Armes	21%	17%	62%	100%
Mr. Weaver	30%	15%	55%	100%
Mr. Kline	35%	16%	49%	100%
Mr. Krivoruchka	39%	18%	43%	100%
Mr. Miller	34%	15%	51%	100%

Our Executive Officer Compensation Program is Administered by the Compensation Committee.

Our Compensation Committee is responsible for performing the duties of the Board of Directors relating to the compensation of our executive officers and other senior management. The Compensation Committee reviews and approves all elements of our executive compensation program. Management is responsible for making recommendations to the Compensation Committee regarding executive officer compensation (except with respect to Mr. Armes’ compensation) and effectively implementing our executive compensation program, as approved by the Compensation Committee.

The Compensation Committee has retained Towers Perrin, an outside compensation consultant, to provide pay benchmarking and other assistance, as directed by the Compensation Committee. The Compensation Committee annually analyzes market benchmark data provided by Towers Perrin regarding base salary and annual and long-term incentive opportunities, and evaluates periodically, most recently in November 2008, market benchmark data regarding other compensation elements.

Additional information about the role and processes of the Compensation Committee is presented under the heading “Meetings of the Board of Directors and its Committees — Compensation Committee” below.

Our Incentive Performance Targets are Set Based on An Annual Operating Plan and Other Factors.

The Compensation Committee sets annual performance targets at the beginning of each year based on its review of the operating plan as approved by the Board and its determination of what would constitute an appropriate level of performance for the Company or individual business units. Our Chief Executive Officer, Chief Financial Officer and Senior Vice President for Global Human Resources and Communications present specific recommendations to our Compensation Committee regarding the annual performance targets. Management and the Compensation Committee analyze and discuss these recommendations. Modifications, as necessary, may be made by the Compensation Committee generally before it approves the annual performance targets. In setting the performance targets, the following primary factors are considered:

•	Our expected performance based on our annual operating plan as approved by the Board for the Company and individual business units;

•	The economic environment in which we expect to operate during the year; and

•	The achievement of financial results expected to enhance stockholder value.

The Compensation Committee has reviewed the design and operation of our incentive compensation arrangements and determined that these arrangements do not encourage our executives to take any unnecessary or inappropriate risks that would threaten the value of the Company.

Executive Compensation Program Design

Our Executive Compensation Program Consists of Salary, Incentive Opportunities and Benefits

We believe our executive compensation program, by element and in total, best achieves our objectives. The primary elements of our executive compensation program, which are key to the attraction, retention and motivation of our named executive officers, are described below:

Element	Purpose	Nature of Component

Base Salary	Reward an individual executive’s competencies, skills, experience and performance.	•	Non-“at-risk” cash component.
		•	Eligible for annual merit increases and adjustments for changes in job responsibilities.

Annual Incentive Compensation	Motivate and reward executives for the achievement	•	Performance-based, variable and “at-risk” cash opportunity.
	of financial goals with results measured against targeted levels.	•	Amount earned will vary based on actual financial and individual results.

Long-Term Incentive	Motivate and reward executives for the achievement of financial	•	Performance-based, variable and “at-risk” equity-based opportunity.
	goals and stock price appreciation over time.	•	Amount realized by the executive is dependent upon financial results and stock price appreciation.

Retirement Benefits	Encourage and reward long- term service by providing market-based benefits upon retirement.	•	Cash component that varies based on factors such as years of service and compensation level.
		•	Contributions tied to incentive awards will vary based on awards earned.

Presented below are the key mechanics of each pay element as applied to our named executive officers for 2008.

Competitive Base Salaries are the Foundation of Our Executive Compensation Program

We provide market competitive base salaries to attract and retain outstanding executive talent, as well as provide a basic degree of financial security and reward for executive performance. We review base salaries annually, and make increases, if any, based on merit, performance, business needs and market conditions.

Our Annual Incentive Plan Rewards Executives for Profitability, Cash Flow and Other Strategic Results

We provide our named executive officers and other executives with an annual incentive award opportunity to motivate and reward them for achieving Company and business unit financial goals. The annual cash incentive opportunities are expressed as a percentage of base salary.

For 2008, the Compensation Committee established, based on input from Messrs, Armes, Krivoruchka and Weaver, the following financial performance metrics and strategic goals for the annual incentive program.

•	Net income — for Messrs. Armes, Kline, Krivoruchka and Weaver (50% weighting): Equal to net sales less the cost of goods sold, selling, general and administrative expenses, interest and income taxes.

•	Operating profit of International Tire — for Mr. Miller (50% weighting): Equal to net sales less the cost of goods sold and selling, general and administrative expenses.

•	Free cash flow (30% weighting): Operating Cash Flow less Capital Spending.

•	Strategic goals (20% weighting):

°	Revenue growth (6.7% weighting): Growth in sales through increases in unit volume, premium products and new business.

°	Operational excellence (6.7% weighting): Reducing our Global Cost Structure through current manufacturing cost reductions with automation, complexity reduction and increasing our low cost country sourcing in Mexico and China.

°	Organizational capabilities (6.7% weighting): Our ability to improve our organization structure and work culture to drive a greater level of performance management and increase necessary talent with appropriate tools such as Lean, Six Sigma and ERP systems.

Executives with business unit responsibilities have their incentive award opportunity based on both Company and business unit financial goals.

Award payments are based on actual results relative to the established performance targets, as determined by our Compensation Committee. Actual incentive award payments for net income, operating profit and free cash flow performance can range from 0% to 225% of the target incentive award opportunity. For the other performance measures, actual incentive award payments to our named executive officers are generally either 0% or 100% of the target incentive award opportunity.

Our Long-Term Incentives Reward Executives for Financial and Stock Price Performance

We grant long-term incentive awards to help align the interests of our named executive officers and other executives with the investment interests of our stockholders. The Compensation Committee approved long-term incentive award opportunities for each senior executive (including the named executive officers) and the aggregate awards for other participants. Long-term incentive awards are granted under our 2006 Incentive Compensation Plan.

In 2008 (similar to 2007) long-term incentives were provided solely through performance shares, which can be earned over the 2008-2010 period and are payable in early 2011. The Compensation Committee established Company earnings per share (70% weighting) and return on invested capital (30% weighting) performance targets to determine the achievement of performance shares. The Compensation Committee decided to utilize these performance metrics because improvement in our earnings and prudent management of capital is imperative over the three-year time horizon of the performance period. Payouts can range from 0% to 200% of the long-term incentive plan target award opportunities. The ultimate value of awards earned will be based on our stock price at the end of the performance/vesting period, and by doing so, the award is aligned with stockholder value creation.

The earnings per share and return on invested capital targets for each year in the 2008-2010 performance period are based on the respective year’s operating plan. The performance shares can be notionally earned, or one-third of the total shares granted is earned each year, based on performance for that year in terms of earnings per share and return on invested capital actual results for 2008, 2009 and 2010, respectively. The notionally earned performance shares will earn dividend equivalents. Notionally earned awards will vest and be payable in common stock in early 2011, except in instances of death, disability or retirement.

In January 2007, Mr. Armes received a grant of restricted stock units, which vests after three years, in order to induce him to join the Company and to provide immediate alignment with our stockholders’ interests.

Accounting and Tax Implications

The Compensation Committee considers the accounting and tax implications in selecting award types. In the “2008 Summary Compensation Table” below, the accounting cost attributed during 2008 to outstanding performance share grants is presented under the “Stock Awards” column. The full grant date accounting fair value (under Statement of Financial Accounting Standards No. 123 (Revised 2004), or FAS 123(R)) of the 2008 performance share awards is presented in the “2008 Grants of Plan-Based Awards Table” below.

The ultimate value, if any, which may be realized by our named executive officers based on performance share awards is not determinable at the date of grant. When the executive receives a distribution of the shares, they are taxed in accordance with the income tax law and regulations applicable at the time at ordinary income rates (subject to withholding) and we receive a corresponding tax deduction when appropriate.

Award Grant Timing and Pricing

Regarding grants of equity-based awards, our policy is to set the grant/exercise price of awards at the average of the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the date of grant. For current executives, the grant date is the date of our February Board of Directors meeting. For new executives, the grant date is at or shortly after the hiring date for each new eligible executive.

Discretionary Grant Pool

On February 8, 2000, our Board of Directors granted authority to our Management’s Executive Committee to make discretionary grants of up to an aggregate of 500,000 shares of our common stock to our executives, and other employees, based on their performance and contributions to the Company. A total of 166,075 shares of our common stock have been granted to employees under this authority since February 8, 2000. Other than for this discretionary authority, only our Compensation Committee and Board of Directors are involved in grants of equity-based awards.

The process of awarding shares of restricted stock on a discretionary basis is based upon a management review and an individual performance evaluation that is tied to critical performance matters. These awards are also reviewed with the Compensation Committee.

Awards Prior to 2007

Prior to 2007, we granted performance cash, performance share units, stock options and restricted stock units. The 2006 performance cash and performance share unit awards based on return on invested capital results over a three-year period (January 1, 2006 to December 31, 2008) were not earned since actual results were below minimum levels. Stock options vest in installments of 25% per year beginning one year after the date of grant. The option term is 10 years, after which, if not exercised, the option expires. Restricted stock units generally vest one to three years after the date of grant and are paid in shares of our common stock.

Incentive Plan Changes for 2009

The changing market environment, business conditions, share usage limits and other factors have led the Compensation Committee to revise the 2009 incentive plan design for the named executive officers. Specifically, in order to motivate and reward business performance in 2009, the named executive officers’ 2009 target incentive award opportunities comprise the following:

•	There will be no annual incentive award for 2009.

•	The long-term incentive award opportunity has been revised to include two elements:

°	Performance Cash Award Cash award will be tied to specific metrics (financial and strategic), notionally earned, but not paid out until year two of the grant cycle if earned (February, 2011).

°	Stock Option Award The stock options will vest in equal installments of 1/3 per year beginning one year after grant.

Analysis of 2008 Executive Compensation Levels

Salary Levels Reflect an Executive’s Responsibilities and Other Factors

For 2008, the base salaries for our named executive officers were within a market median range, considering an individual executive’s responsibilities, performance, experience and time in position. Our named executive officers, excluding the Chief Executive Officer, received annual merit increases based on performance averaging approximately 3.5%. The Chief Executive Officer’s base salary was increased, effective January 1, 2008, as noted below.

2008 Annual Incentive Awards Reflect Our Financial Performance

Presented below are the 2008 performance results for targets set at the beginning of the year. The officers’ 2008 annual incentive awards were based on Company performance, except for Mr. Miller, whose award was based on a mix of Company and International Tire Division financial goals. Our 2008 financial performance results were below threshold levels. As such, no annual incentive awards were earned for 2008 performance.

The Annual Incentive Plan for 2008 was comprised of three elements: Total Net Income/Operating Profit, Free Cash Flow, and Strategic Goals. Any earned awards are paid in cash shortly after the end of the year. Consolidated financial targets for 2008 were as follows:

Corporate Net Income	$94.9 Million
Corporate Operating Profit	$192.1 Million
Free Cash Flow	$(69.6) Million

The Net Income (Operating Profit for Divisional executives) and the Free Cash Flow goals represented 80% of the target award opportunity. Payouts for these financial goals can range from 0% to 225% of target. The strategic goals represented 20% of the target award opportunity. Payouts for the strategic goals are generally either 0% or 100% of target. In order for any payouts to be made for financial goal performance, 70% of the respective target goal must be achieved. In order for any payouts to be made for strategic goal performance, 70% of both the target financial goals (Net Income/Operating Profit and Free Cash Flow) must be achieved. Failure to achieve 70% of the target financial goals will result in no payout of strategic goals. In 2008, the Company’s financial performance did not meet the 70% threshold achievement of either financial metric, and, therefore, no payouts were earned by the named executive officers.

Presented below are the named executive officers’ 2008 target and actual incentive awards, expressed as a percentage of base salary. As a result of 2008 performance results, the named executive officers did not earn 2008 annual incentive awards.

Executive	2008 Target Incentive (%)	Actual 2008 Incentive (%)

Mr. Armes	100%	0%
Mr. Weaver	50%	0%
Mr. Kline	45%	0%
Mr. Krivoruchka	45%	0%
Mr. Miller	45%	0%

Long-Term Incentive Payouts for Periods Ending in 2008 Reflect Our Performance

We reviewed the performance for the long-term incentive periods ending in 2008 and determined that no shares were earned since financial results were below threshold levels.

The 2008 Long-Term Incentive Plan consisted of two financial metrics: Earnings Per Share and Return on Invested Capital. Any long-term incentive awards earned are granted in the form of shares. Consolidated financial targets were:

Earnings Per Share	$1.46
Return on Invested Capital	8.30%

In order for any awards to be earned, performance must be at least 80% of the target goal for each of the Earnings Per Share and the Return on Invested Capital metrics. In both cases, the Company’s 2008 financial performance did not meet the 80% threshold level and no payouts for the Long-Term Incentive Plan were earned by the named executive officers.

Presented below are the named executive officers’ target share opportunities (each equal to one-third of the aggregate target for the 2008 to 2010 performance cycle). No shares were notionally earned for 2008 financial performance.

Officer	Potential Share Award	Shares Notionally Earned

Mr. Armes	54,106	0
Mr. Weaver	16,016	0
Mr. Kline	9,869	0
Mr. Krivoruchka	7,282	0
Mr. Miller	9,835	0

The potential award range for the 2008 performance share grants, by named executive officer, are presented in the “2008 Grants of Plan-Based Awards Table” below. Long-term incentive plan awards have been reviewed and granted on a year-to-year basis similar to the annual incentives.

Compensation for Mr. Roy V. Armes, Our Chairman, Chief Executive Officer and President

On January 1, 2007, Mr. Armes joined us as President and Chief Executive Officer. In December 2007, Mr. Armes was appointed Chairman of the Board. In January 2007, we entered into an employment agreement with Mr. Armes specifying certain pay levels and providing severance benefits in certain circumstances. The terms of the employment agreement were set in order to induce Mr. Armes to join us and were developed based on consideration of market benchmark data for similar companies provided by Towers Perrin and potential cost implications. Key terms of the agreement are summarized below:

•	Initial base salary of $700,000.

•	Target annual incentive award opportunity equal to 85% of base salary. For the 2007 fiscal year, Mr. Armes’ annual incentive award was assured to be no less than his target of 85% of his base salary.

•	Performance share target award opportunity for 2007 to 2009 covering 116,974 shares (one-third or 38,991 of the shares could be notionally earned for 2007 performance and payable in early 2010).

•	Award of restricted stock units in an aggregate amount at date of grant equal to $4,000,000, subject to three-year “cliff” vesting (which means the award vests in total all at one time). Restricted stock units were granted in order to induce Mr. Armes to join us and to provide immediate alignment with our stockholders’ interests.

Effective January 1, 2008, the Compensation Committee made pay adjustments to recognize Mr. Armes’ appointment as Chairman and his performance (as reflected in the Company’s financial performance for 2007), as well as consideration of competitive market pay levels for comparable positions. Specifically, the following pay adjustments were made:

•	Base salary was increased from $700,000 to $850,000.

•	Target annual incentive award opportunity was increased from 85% to 100% of base salary.

•	Target long-term incentive award opportunity was increased from 250% to 300% of base salary.

Other Program Design Elements

Our Officers are Required to Maintain a Minimum Level of Stock Ownership

We believe that our named executive officers whose business decisions impact our operations and results should obtain and maintain reasonable equity ownership in Cooper Tire. As such, the Compensation Committee has established minimum stock ownership guidelines for our named executive officers. Effective January 2008, our other Vice Presidents became subject to minimum stock ownership guidelines of one-times salary, which must be achieved by January 1, 2013.

Under the guidelines, stock ownership includes the following:

•	shares owned outright or jointly owned (if the executive has voting control);

•	shares of restricted stock or restricted stock units;

•	shares/share equivalents in our deferred compensation program or 401(k) plan; and

•	performance shares that are notionally earned.

Unexercised stock options and unearned performance shares do not count towards the stock ownership guidelines.

Presented below are the ownership guidelines and targeted achievement dates as of the end of 2008 for our five named executive officers.

Officer	Ownership Guideline	Targeted Achievement Date

Mr. Armes	Three Times Base Salary	Achievement Targeted for January, 2010
Mr. Weaver	Two Times Base Salary	Achievement Targeted for August, 2010
Mr. Kline	Two Times Base Salary	Achievement Targeted for August, 2010
Mr. Krivoruchka	Two Times Base Salary	Achievement Targeted for August, 2010
Mr. Miller	Two Times Base Salary	Achievement Targeted for August, 2010

In December 2008, the Compensation Committee approved new stock ownership guidelines effective January 1, 2009, for the five named executive officers as follows:

Officer	Ownership Guideline	Targeted Achievement Date

Mr. Armes	Five Times Base Salary	Achievement Targeted for January 1, 2013
Mr. Weaver	Three Times Base Salary	Achievement Targeted for January 1, 2013
Mr. Kline	Three Times Base Salary	Achievement Targeted for January 1, 2013
Mr. Krivoruchka	Three Times Base Salary	Achievement Targeted for January 1, 2013
Mr. Miller	Three Times Base Salary	Achievement Targeted for January 1, 2013

The targeted achievement date was extended to give the named executive officers a reasonable period of time in which to comply with the increased ownership multiples.

If any of our named executive officers do not timely satisfy the stock ownership guidelines, then our Compensation Committee may penalize the executive officer by:

•	imposing a mandatory payment of 50% of his or her annual bonuses in stock;

•	requiring that the executive retain 50% of the net after-tax shares following the exercise of stock options or vesting of other equity awards;

•	requiring that 50% of the executive’s long-term incentive awards be paid in stock; or

•	reducing the executive’s long-term incentive grants.

Retirement Benefits

In order to facilitate and reward long service by highly-qualified executives, we provide retirement benefits designed to be competitive with market practices. We provide a combination of automatic contributions and potential matching contributions, if employees contribute and Company performance is at minimum levels.

•	Pension Plan. We have a cash balance plan in which annually the Company credits a percentage of a participant’s compensation to a notional account to which earnings are also credited. Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment at any time.

•	401(k) Plan. If return on beginning stockholders’ equity is at least 10% for the year, participants are eligible to receive Company matching contributions of up to 3% of salary if a participant contributes up to 6% of salary. An additional Company contribution will be contributed if return on invested capital achieves certain specified levels. In 2008, no match was made as a result of financial performance.

•	Non-qualified Plan. This plan makes-up for any benefits not accrued under the pension or 401(k) plans due to Internal Revenue Code limits on qualified benefits, which allows executives, including our named executive officers, to participate at the same level as other employees.

The actuarial change from 2007 in our named executive officers’ pension benefits is presented in the “2008 Summary Compensation Table” below. Detailed information about these pension plans is presented in the “2008 Pension Benefits Table” and related disclosures below.

Elective Deferred Compensation

In order to provide executives an opportunity to defer earned salary or cash incentive awards, we have a non-qualified deferred compensation plan. This is consistent with benchmarks for similar companies resulting in our program being appropriately competitive. The plan allows selected senior management employees (including our named executive officers) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant. We do not make matching or other employer contributions to the executive deferred compensation plan. Detailed information about this plan is presented in the “2008 Nonqualified Deferred Compensation Table” and related disclosures below. This plan is compliant with and administered in accordance with the rules and regulations of Internal Revenue Code Section 409A as are all other plans of the Company that have an element of deferred compensation.

Perquisites

As part of a market competitive executive compensation package, we provide a limited amount of perquisites to senior executives (including the named executive officers). We provide these perquisites, which we believe are consistent with those offered by similar companies, to attract and retain executives. In 2008, we provided corporate automobiles and group term life insurance and, for named executive officers, executive physical examinations. In addition, for some executive business trips, we covered travel costs (including tax gross-up of imputed income) of spouses to accompany the executives and participate in business-related activities. The value of these perquisites is presented in the “2008 Summary Compensation Table” below as part of the “All Other Compensation” column.

Employment Agreements and Change in Control Arrangements

We have employment agreements with Messrs. Armes and Weaver and change in control arrangements with our senior executives to assist with attraction and retention. These arrangements only result in payouts in the event an actual change in control or termination (except for Messrs. Armes and Weaver) occurs, and thus are not considered part of annual compensation. We believe the change in control arrangements with senior executives maintain productivity, facilitate a long-term commitment and encourage retention when confronted with the potential disruptive impact of a change in control of the Company.

The employment agreements with Messrs. Armes and Weaver specify minimum pay levels and provide severance benefits in certain circumstances (both with and without a change in control). The terms of Mr. Armes’ employment agreement were negotiated in the light of market benchmark data for similar companies provided by Towers Perrin, cost and other considerations, and were set to attract him to join the Company. Mr. Armes’ current base salary under his employment agreement is $850,000 and Mr. Weaver’s current base salary under his employment agreement is $405,861.

The employment agreements for Messrs. Armes and Weaver were amended and restated on December 22, 2008 to be in full compliance with Internal Revenue Code Section 409A.

See “Potential Payments Upon Termination or Change of Control” for more information regarding these arrangements.

Other Considerations

Clawback Policy

The Board has adopted a Clawback Policy that permits the Company to recoup the bonuses and other incentive-based compensation paid to its executives in certain circumstances. Under this policy, if the Company significantly restates its reported financial results, the Board will review the circumstances that caused such restatement, consider issues of accountability and oversight, and analyze the impact of such restatement on compensation paid or awarded to Company employees. If the restatement is the result of fraud or misconduct, the Board may elect to recover all bonuses (annual incentive awards), long-term incentive pay (“LTIP,” including performance shares) and other incentive-based compensation paid to the employees who engaged in such fraud or misconduct. Additionally, for employees covered by the Executive Incentive Compensation Plan (currently 34 employees), the Board may elect to recover LTIP paid out to the extent the Company’s performance goals were over-stated as a result of such restatement, and for all employees the Board may adjust any unvested or conditionally vested LTIP amounts related to the relevant performance period(s) to reflect the restatement. If the restatement is not the result of fraud or misconduct, the Board may adjust any unvested or conditionally vested LTIP amounts related to the relevant performance period(s) to reflect the restatement. The policy also provides that if the Board determines that any employee has engaged in unethical conduct detrimental to the Company, the Board may seek recoupment of all bonuses, LTIP, or other incentive-based compensation paid to such employee during the period(s) of such unethical behavior, and cancel all unvested or conditionally vested incentive-based compensation related to such period(s). Recovery under the Clawback Policy is in addition to any recoupment required or permitted by law, including the Sarbanes-Oxley Act of 2002 and common law, or by contract.

General Tax Deductibility of Executive Compensation

The financial reporting and income tax consequences of the compensation elements are considered by the Compensation Committee when it analyzes the design and level of compensation. The Compensation Committee balances its objective of ensuring effective and competitive compensation packages with the desire to maximize the tax deductibility of compensation.

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers will not be deductible unless it meets specified criteria for being “performance based”. Our Compensation Committee generally designs and manages our incentive programs to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2009 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities Exchange Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Richard L. Wambold, Chairman
John J. Holland
John F. Meier
Robert D. Welding

EXECUTIVE COMPENSATION

The following tables and narratives provide, for the fiscal year ended December 31, 2008, descriptions of the cash compensation paid by us, as well as certain other compensation paid or accrued, for that year to our named executive officers, who are:

•	Mr. Roy V. Armes, our Chairman, Chief Executive Officer and President;

•	Mr. Philip G. Weaver, our Vice President and Chief Financial Officer; and

•	Mr. James E. Kline, our Vice President, General Counsel and Secretary; Mr. Mark W. Krivoruchka, our Senior Vice President, Global Human Resources and Communications; and Mr. Harold C. Miller, our President of our International Tire division, who were our three other most-highly compensated executive officers other than Messrs. Armes and Weaver who were serving as of December 31, 2008.

2008 SUMMARY COMPENSATION TABLE

The following table shows compensation information for 2006, 2007 and 2008 for our named executive officers.

						Change
						in Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)		($)
(a)	(b)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Roy V. Armes,	2008	$850,000	$3,059,956	$—	$—	$50,571	$29,908	(6)	$3,990,435
Chairman, Chief Executive Officer	2007	$700,000	$1,661,074	$—	$756,313	$80,097	$114,588		$3,312,072
and President
Philip G. Weaver,	2008	$405,861	$—	$29,850	$—	$—	$8,865	(7)	$444,576
Vice President,	2007	$400,015	$607,108	$29,937	$254,233	$177,753	$12,816		$1,481,862
Chief Financial Officer	2006	$400,015	$69,969	$25,070	$27,175	$95,394	$—		$617,623
James E. Kline,	2008	$329,194	$15,182	$17,138	$—	$49,831	$18,800	(8)	$430,145
Vice President,	2007	$320,985	$360,239	$17,840	$183,604	$43,254	$23,842		$949,764
General Counsel and Secretary	2006	$320,985	$35,389	$14,893	$42,665	$28,085	$—		$442,017
Mark W. Krivoruchka,	2008	$308,769	$115,744	$—	$—	$27,641	$15,344	(9)	$467,498
Senior Vice President,	2007	$115,385	$41,916	$—	$69,581	$—	$99,302		$326,184
Global Human Resources and Communications
Harold C. Miller,	2008	$305,050	$116,685	$16,616	$—	$34,831	$23,433	(10)	$496,615
President,	2007	$294,297	$120,981	$17,188	$87,959	$25,349	$12,738		$558,512
International Tire	2006	$294,297	$33,625	$14,330	$24,855	$19,352	$—		$386,459

(1)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column for 2008 are the amounts of compensation cost recognized in 2008 for financial reporting purposes related to awards in 2008 and in prior fiscal years, excluding the effect of certain forfeiture assumptions. See Note 16 to our consolidated financial statements for the twelve months ended December 31, 2008 for details as to the assumptions used to determine the fair value of the stock awards.

(2)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column for 2008 are the amounts of compensation cost recognized in 2008 for financial reporting purposes related to awards in prior fiscal years, excluding the effect of certain forfeiture assumptions. See Note 1 to our consolidated financial statements for the twelve months ended December 31, 2008 for details as to the assumptions used to determine the fair value of the option awards.

(3)	The amounts shown in this column represent payouts in cash for 2008 performance under our annual incentive program. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial goals and achievement of strategic goals. See “Compensation Discussion and Analysis” for more information about our annual incentive program. In 2008, performance was below threshold targets and there were no incentive payouts.

(4)	These amounts represent aggregate changes in the actuarial present value of the named executive officer’s accumulated benefit under our pension plans (including supplemental plans). The change for Mr. Weaver in 2008 resulted in a negative change of $35,989.

(5)	The amounts shown in this column represent perquisites and other personal benefits including insurance premiums, tax reimbursements, company automobile, executive physical, spouse and dependent travel and earnings on stock awards.

(6)	This amount includes corporate automobile $10,859, business travel including spouse and dependent travel $17,637 including $6,401 in taxable gross-up, and executive physical. For 2007, this amount includes corporate automobile, group term life insurance, relocation cost of $85,935, including $4,362 in taxable gross-up for perquisites, and a $21,000 investment savings plan contribution match.

(7)	This amount includes corporate automobile, group term life insurance and fitness reimbursement. For 2007, represents investment savings plan contribution match. For 2006, the total amount attributable for the named executive officer for all perquisites and other personal benefits that we provide him does not exceed $10,000.

(8)	This amount includes corporate automobile $10,087, group term life insurance $4,130, executive physical and dividend equivalents paid related to restricted stock units of $4,354. For 2007, this amount includes corporate automobile and group term life insurance for perquisites, and $10,910 investment savings plan contribution match. For 2006, the total amount attributable for the named executive officer for all perquisites and other personal benefits that we provide him does not exceed $10,000.

(9)	This amount includes corporate automobile $6,288, business travel including spouse and dependent travel $8,366 including taxable gross-up of $2,341 and group term life insurance. For 2007, this amount includes group term life insurance, fitness reimbursement, relocation costs of $95,117, including $8,065 in taxable gross-up for perquisites, and $3,462 investment savings plan contribution match.

(10)	This amount includes corporate automobile $9,807, business travel including spouse and dependent travel $9,401 including taxable gross-up of $2,862 and dividend equivalents paid related to restricted stock units of $4,225. For 2007, represents dividend equivalents paid relating to restricted stock units of $3,571 and investment savings plan contribution match of $9,167. For 2006, the total amount attributable for the named executive officer for all perquisites and other personal benefits that we provide him does not exceed $10,000.

2008 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows all plan-based awards granted to our named executive officers during 2008. The stock option awards and the unvested portion of the stock awards identified in this table are also reported in the “Outstanding Equity Awards at 2008 Fiscal Year-End Table” below. All awards are granted under our 2006 Incentive Compensation Plan. For a summary of the incentive plan designs, see “Compensation and Discussion Analysis” above.

								All Other		Grant
								Stock		Date
		Estimated Possible			Estimated Future			Awards:	Exercise	Fair
		Payouts Under			Payouts Under			Number of	or Base	Value of
		Non-Equity Incentive			Equity Incentive			Shares	Price of	Stock and
		Plan Awards			Plan Awards			of Stock	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards	Awards
Name	Date	($)(1)	($)(2)	($)(3)	(#)(4)	(#)(5)	(#)(6)	(#)	($/Sh)	($)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(k)	(l)

Roy V.	02/19/08	—	—	—	27,053	54,106	108,212	—	—	$1,984,067
Armes	02/19/08	76,500	850,000	1,700,000	—	—	—	—	—	—

Philip G.	02/19/08	—	—	—	8,008	16,016	32,032	—	—	$587,307
Weaver	02/19/08	18,361	204,008	408,015	—	—	—	—	—	—

James E.	02/19/08	—	—	—	4,935	9,869	19,738	—	—	$361,896
Kline	02/19/08	13,455	149,499	298,997	—	—	—	—	—	—

Mark W.	02/19/08	—	—	—	3,641	7,282	14,564	—	—	$267,031
Krivoruchka	02/19/08	12,636	140,400	280,800	—	—	—	—	—	—

Harold C.	02/19/08	—	—	—	4,918	9,835	19,670	—	—	$360,649
Miller	02/19/08	12,515	139,055	278,111	—	—	—	—	—	—

(1)	The amounts shown in column (c) represent 9% of the total target award opportunity which is the minimum award payable if our free cash flow metric goal performance is 70% of target.

(2)	The amounts shown in column (d) represent potential payouts for the 2008 performance period if performance equals 100% of target for each performance metric (the payout is 100% of the executives’ targeted payout amounts).

(3)	The amounts show in column (e) represent the maximum potential payouts for the 2008 performance period. The combined payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is based on performance equal to or exceeding 150% of the target goals for net income, operating profit and free cash flow performance metrics, and 100% of target for strategic goals performance metrics.

(4)	Under our long-term incentive program for 2008 performance of the 2008-2010 performance period, if performance is below 75% of target, then our executives will not receive any payout. At threshold performance, which is equal to 75% of target, the amount payable is 50% of the executives’ targeted payout amounts.

(5)	The amounts shown in column (g) represent potential payouts for 2008 performance of the 2008-2010 performance period, if performance equals 100% of target (the payout is 100% of the executives’ targeted payout amounts).

(6)	The amounts shown in column (h) represent the maximum potential payouts for 2008 performance of the 2008-2010 performance period. The payout amounts are capped at 200% of the executives’ targeted payout amounts and are based on performance equal to or exceeding 120% of target. The payout amounts are capped at 200% of the executives’ targeted payout amounts.

(7)	The amounts in column (l) represent the fair value as of the grant date of stock awards determined pursuant to FAS 123R.

Non-preferential dividend equivalents accrue on these restricted stock units at the same quarterly rate as that paid to our stockholders, which for 2008 was $0.105 per share. For all named executive officers, the non-equity incentive awards reflected in columns (c) through (e) of the above table were granted under our annual incentive plan, and the equity incentive awards reflected in columns (f) through (h) and (l) of the above table were granted on February 19, 2008 as part of our long-term incentive compensation program. For more information about these awards, see “Compensation Discussion and Analysis” above.

Certain of our named executive officers are or were parties to employment agreements with us. For more information about these agreements, see “Compensation Discussion and Analysis — Employment Agreements and Change in Control Arrangements” above. For more information about the compensation arrangements in which our named executive officers participate and the proportion of our named executive officers’ total compensation represented by base salary and bonus, see “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END TABLE

The following table shows all outstanding equity awards (stock options, performance shares that have not been earned and restricted stock units) held by our named executive officers at the end of 2008.

					Stock Awards
								Equity
								Incentive
	Option Awards							Plan
							Equity	Awards:
							Incentive	Market or
							Plan	Payout
							Awards:	Value of
	Number						Number of	Unearned,
	of	Number of				Market	Unearned	Shares,
	Securities	Securities			Number of	Value of	Shares,	Units or
	Underlying	Underlying			Shares or	Shares or	Units or	Other
	Unexercised	Unexercised			Units of	Units of	Other	Rights
	Options	Options	Option		Stock That	Stock That	Rights That	That
	(#)	(#)	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Vested	Vested
Name	(1)	(2)	($)	Date	(#)(3)	($)(5)	(#)(4)	($)(5)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Roy V. Armes	—	—	—	—	386,823	$2,382,830	294,406	$1,813,541

Philip G. Weaver	9,000		$22.94	July 20. 2009	—	—	—	—
	50,000		$14.96	February 6, 2012	—	—	—	—
	50,000		$14.62	February 5, 2013	—	—	—	—
	50,000		$19.76	February 4, 2014	—	—	—	—
	24,425		$21.61	February 15, 2015	—	—	—	—
	12,213	12,212	$14.40	February 14, 2016	—	—	—	—
	—	—	—	—	42,871	$264,085	99,908	$615,433

	195,638	12,212

James E. Kline	14,555		$21.61	February 15, 2015	—	—	—	—
	3,639	7,277	$14.40	February 14, 2016	—	—	—	—
	—	—	—	—	25,550	$157,388	60,836	$374,750

	18,194	7,277

Mark W. Krivoruchka	—	—	—	—	12,251	$75,466	44,966	$276,991

Harold C. Miller	10,000		$18.20	July 17, 2012	—	—	—	—
	10,000		$14.62	February 5, 2013	—	—	—	—
	10,000		$19.76	February 4, 2014	—	—	—	—
	14,023		$21.61	February 15, 2015	—	—	—	—
	7,012	7,011	$14.40	February 14, 2016	—	—	—	—
	—	—	—	—	24,617	$151,641	59,920	$369,107

	51,035	7,011

(1)	On November 16, 2005, our Compensation Committee approved an acceleration of vesting of employee stock options and approximately 1,768,000 options with varying remaining vesting schedules became immediately exercisable. As a result of the acceleration, all our stock options outstanding at December 31, 2005 were then exercisable.

(2)	These options were granted on February 14, 2006, and vest 25% on each anniversary of the date of grant over a four-year period and will be fully exercisable on February 14, 2010.

(3)	Includes dividend equivalent units earned on outstanding performance-based units which have been notionally earned, and outstanding restricted stock units.

(4)	Reflects maximum payout opportunity for year 3 of the 2007-2009 long-term incentive plan and years 2 and 3 of the 2008-2010 long-term incentive plan.

(5)	Value is based on the closing price of our common stock of $6.16 on December 31, 2008, as reported on the New York Stock Exchange.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows our named executive officers’ exercise of stock options, plus the value realized at exercise by each named executive officer, in addition to stock awards that vested, plus the value realized by each named executive officer as a result of such vesting, during 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)

Roy V. Armes	—	$—	—	$—
Philip G. Weaver	—	$—	5,070	$93,542
James E. Kline	—	$—	4,174	$67,112
Mark W. Krivoruchka	—	$—	—	$—
Harold C. Miller	—	$—	2,915	$53,782

(1)	These amounts represent the market value of our common stock on the vesting date multiplied by the number of shares that vested.

2008 PENSION BENEFITS TABLE

This table shows the actuarial present value of accumulated benefits payable to, and the number of years of service credited to, each of our named executive officers under our pension plan and our supplemental pension plan.

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Roy V. Armes	Spectrum Retirement Plan	2	$25,615	—
	Nonqualified Supplementary Benefit Plan	2	$105,053	—
Philip G. Weaver	Spectrum Retirement Plan	18	$313,757	—
	Nonqualified Supplementary Benefit Plan	18	$722,682	—
James E. Kline	Spectrum Retirement Plan	5	$98,711	—
	Nonqualified Supplementary Benefit Plan	5	$73,443	—
Mark W. Krivoruchka	Spectrum Retirement Plan	1	$23,308	—
	Nonqualified Supplementary Benefit Plan	1	$4,332	—
Harold C. Miller	Spectrum Retirement Plan	6	$90,377	—
	Nonqualified Supplementary Benefit Plan	6	$43,563	—

For purposes of the amounts reflected above under column (d), we have used the same assumptions that we use for financial reporting purposes under generally accepted accounting principles, except that we have assumed that the retirement age for our named executive officers is each at their current ages. See Note 12 to our consolidated financial statements for the twelve months ended December 31, 2008 for details as to our valuation method and the material assumptions applied in quantifying the present value of the current accrued benefit. See also our discussion of pension and postretirement benefits under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies”.

We have a cash balance plan, which is a type of noncontributory defined benefit pension plan in which a participant’s benefit is determined as if an individual account had been established for him or her, for our non-union employees in the United States, other than those participants in our existing defined benefit plans who had reached age 40 and had at least 15 years of service with us as of January 1, 2002.

The cash balance plan provides for a participant to have credited to a notional account established for him or her under the cash balance plan a percentage of his or her compensation (as defined in the cash balance plan) each year, and to have earnings credited each year to the participant’s notional account balance at an interest rate equal to the 30-year Treasury bond rate. The percentage of the participant’s compensation that is credited to his or her notional account each year is based upon the participant’s age and years of service, and increases in increments as the participant’s total age and years of service increase.

Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment at any time. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by Social Security benefits payable to the participant.

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

This table shows certain information for 2008 for each of our named executive officers under our nonqualified deferred compensation plans and programs.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)

Roy V. Armes	$—	$—	$399	$—	$14,649
Philip G. Weaver	$—	$—	$(31,656)	$—	$173,371
James E. Kline	$—	$—	$7,617	$—	$16,922
Mark W. Krivoruchka	$—	$—	$—	$—	$—
Harold C. Miller	$29,430	$—	$(95,819)	$—	$81,180

(1)	The executive contribution was reported above in the “2008 Summary Compensation Table.”

(2)	No registrant contributions are reported above in the “2008 Summary Compensation Table” under the “All Other Compensation” column.

(3)	None of these amounts are reported in the “2008 Summary Compensation Table.”

(4)	Includes the following amounts that were reported in prior years in the Summary Compensation Table: Mr. Armes, $14,250; Mr. Weaver, $6,066; Mr. Kline, $4,160; and Mr. Miller, $44,340.

For more information about our nonqualified deferred compensation program, see “Compensation Discussion and Analysis” above.

Qualified Deferred Compensation Plans

We maintain a tax-qualified 401(k) plan, the Spectrum Investment Savings Plan, which provides participants an opportunity to save for retirement. Under the 401(k) plan, all participants are eligible to receive matching contributions from us that are subject to vesting over time. There are two parts to our matching contribution.

First, we will contribute up to $0.50 to each participant’s account under the 401(k) plan for every $1.00 contributed by the participant, up to 6% of the participant’s salary, if we meet certain return on stockholders’ equity goals for a given year. We will not make a contribution for a particular year unless our return on stockholders’ equity for the year is in excess of 10% of the stockholders’ equity at the beginning of that year. Second, we will contribute an additional amount if our return on invested capital reaches certain specified levels. In 2008, no matching contribution for our 401(k) plan was made.

Non-Qualified Deferred Compensation Plans

We offer an executive deferred compensation plan to a select group of senior level management (about 25 executives) in order to allow them to defer compensation and save for retirement. Having this plan helps us to attract and retain executive talent. The plan allows selected senior management employees (including the named executive officers) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant.

Each year, participants must make an irrevocable election to participate in the executive deferred compensation plan and choose (1) the amounts that they will defer for the subsequent year, (2) the form of distribution for the deferred amounts and (3) their investment preferences for the deferred amounts.

The executive deferred compensation plan allows participants to defer income taxation (but not Social Security or Medicare taxation) on the deferred amounts. Deferred amounts will be taxed at ordinary income tax rates when distributed to participants.

We credit deferred amounts in bookkeeping accounts established for each participant and hold the deferred amounts in a trust that we have established for the executive deferred compensation plan. This trust, unlike the trust for our 401(k) plan, is not protected against the claims of third parties. Based on the participants’ elections, deferred amounts are credited with earnings as if the deferred amounts were invested in accordance with those funds available under our 401(k) plan that were chosen by the participants. We do not make matching or other employer contributions to the executive deferred compensation plan. Distributions of deferred amounts will be made in accordance with the participants’ elections, and generally after the participants’ employment terminates, in a lump sum, in up to 10 annual installments, or a combination of these two forms. Participants may in some cases delay distribution of deferred amounts. Participants may also change their distribution elections subject to distribution delays. This plan is compliant with and administered in accordance with the rules and regulations of Internal Revenue Code Section 409A.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We are generally obligated to provide our named executive officers with certain payments or other forms of compensation when their employment with us is terminated. The forms of such termination can involve voluntary termination, retirement, involuntary termination without cause, for cause termination, termination following a change of control and the disability or death of the executive. The disclosure below describes the circumstances under which we may be obligated to provide our named executive officers with post-termination payments or compensation. Additionally, the tables below reflect the estimated amounts of additional or accelerated payments or compensation each of our named executive officers may receive under particular circumstances in the event of termination of such named executive officer’s employment. All payouts described in this section will be made in full compliance with Internal Revenue Code Section 409A.

We are a party to employment agreements with Messrs. Armes and Weaver. The tables below reflect the specific terms of these employment agreements.

The initial term of the employment agreement with Mr. Armes is for three years commencing January 1, 2007, which is automatically extended for successive one-year terms after the initial term until the year in which Mr. Armes’ 64th birthday occurs, unless either Mr. Armes or we give prior notice by September 30th that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment. The agreement was amended and restated on December 22, 2008, to be in full compliance with Internal Revenue Code Section 409A.

As of January 1, 2009, Mr. Weaver is covered by an amended and restated employment agreement which superseded in its entirety his prior employment agreement with the Company. Under the amended and restated employment agreement, Mr. Weaver will serve as our Vice President and Chief Financial Officer for a term of one year. The term of the amended agreement will be automatically extended each year for additional one-year terms until the year in which Mr. Weaver’s 64th birthday occurs, unless either Mr. Weaver or we provide notice by September 30th that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment. The agreement was amended and restated on December 22, 2008, to be in full compliance with Internal Revenue Code Section 409A.

Payments Made Upon Retirement

Under the terms of the employment agreements of Messrs. Armes and Weaver, if the named executive officer retires during the term of his employment agreement, he will be entitled to a single lump sum cash payment within 30 days following his termination date equal to his then-current base salary, to the extent unpaid, through his termination date, plus the pro-rated portion of our annual and long-term incentive compensation program in which the executive participates. The pro-rated portion of the annual incentive will be calculated using the actual performance of the applicable metrics as of the end of the year compared to established targets. Additionally, all outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms. The vesting and distribution of restricted stock units will be in accordance with the terms of the grants.

Upon retirement, our other named executive officers who are eligible to retire receive the following payments:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination including performance-based restricted stock unit awards to be distributed in accordance with the terms of the plans which is generally within 90 days following the close of the year of termination;

•	Accrued and vested retirement benefits; and

•	Stock option exercises and the vesting and distribution of restricted stock unit awards will be in accordance with the terms of the plan or grants.

Payments Made Upon Termination Without Cause or for Good Reason

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason (as defined in the employment agreement) other than within two years following a change of control. These payments and benefits include the following:

•	Pro-rated portion of long-term performance-based incentive compensation including performance-based restricted stock unit awards;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation (three times, if terminated before December 31, 2009);

•	24 months’ continuation of life, accident and health benefits followed by retiree medical and life insurance coverage to the extent eligible; and

•	Full vesting of his initial restricted stock unit award. If the termination occurs during the two-year period on or following a change of control, Mr. Armes would receive full vesting of all then-unvested “time-vested” restricted stock unit and stock option awards.

All post-termination payments are conditioned upon the execution by Mr. Armes of a release of all claims against the Company.

Mr. Weaver’s amended and restated employment agreement provides for the Company to make payments to Mr. Weaver upon an involuntary termination without cause or a voluntary termination due to good reason (as defined in the employment agreement) prior to a change of control. These payments and benefits include the following:

•	Lump sum payment equal to two times the sum of his base pay and average annual incentive compensation;

•	Lump sum payment for retirement pension accrued under the non-qualified supplementary benefit plan;

•	24 months’ continuation of life, accident and health benefits followed by retiree medical and life insurance coverage to the extent eligible;

•	Accelerated vesting of his time-based restricted stock unit awards. Restricted stock unit awards that vest based upon performance that have not otherwise vested will vest based upon achievement of the relevant performance criteria through the termination date or a pro-rated achievement of the performance criteria; and

•	Accelerated vesting of unvested stock options. Vested and outstanding stock options will be exercisable for 90 days following termination, or such longer period pursuant to the applicable stock option plan.

All post-termination payments are conditioned upon the execution by Mr. Weaver of a release of all claims against the Company.

Payments to our other named executive officers include the following:

•	Pro-rated incentive (annual and long-term) compensation accrued through the date of termination to be distributed in accordance with the terms of the plans;

•	Accrued and vested retirement benefits; and

•	Stock option exercises and the vesting and distribution of restricted stock unit awards will be in accordance with the terms of the plan or grants.

Payments Made Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, Mr. Armes or Mr. Weaver are entitled to payment of any unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans. In addition, Mr. Weaver is entitled to a pro-rated portion of the benefit payable under any annual bonus compensation program in which he participates for the year of termination.

Payments to our other named executive officers include the following:

•	Pro-rated annual bonus compensation accrued through the date of termination to be distributed in accordance with the terms of the plan;

•	Accrued and vested retirement benefits; and

•	Stock option exercises and the vesting and distribution of restricted stock unit awards will be in accordance with the terms of the plan or grants.

Payments Made Upon Termination Subsequent to a Change of Control

Mr. Armes is entitled to certain separation benefits and payment upon a termination within two years following a change of control. These payments and benefits include the following:

•	Pro-rated portion of each long-term performance-based compensation plan in which executive participates including performance-based restricted stock unit awards;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation (three times, if terminated before December 31, 2009);

•	24 months’ continuation of life, accident and health benefits followed by retiree medical and life insurance coverage to the extent eligible;

•	Full vesting of his initial restricted stock unit award. If the termination occurs during the two-year period on or following a change of control, Mr. Armes would receive full vesting of all then-unvested restricted stock unit and stock option awards. Stock options will be subject to exercise for 90 days following termination; and

•	A tax gross-up for excise taxes, if they exceed 110% of the “safe harbor limit,” resulting from payments triggered as a result of a change of control.

All post-termination payments are conditioned upon the execution by Mr. Armes of a release of all claims against the Company.

Based on his amended and restated employment, Mr. Weaver is entitled to the following payments and benefits upon a termination subsequent to a change of control:

•	Pro-rated incentive (annual and long-term) compensation accrued through the date of termination for awards or programs in which the executive participates;

•	Lump sum payment equal to two times the sum of his base pay plus the greater of his target annual incentive or the average annual incentive compensation;

•	Lump sum payment for retirement pension accrued under the non-qualified supplementary benefit plan;

•	Accelerated vesting of his time-based restricted stock unit awards. Restricted stock unit awards that vest based upon performance that have not otherwise vested will vest based upon achievement of the relevant performance criteria through the termination date or a pro-rated achievement of the performance criteria;

•	Accelerated vesting of unvested stock options. Vested and outstanding stock options will be exercisable for 90 days following termination, or such longer period pursuant to the applicable stock option plan;

•	24 months’ continuation of life, accident and health benefits followed by retiree medical and life insurance coverage to the extent eligible; and

•	A tax gross-up for excise taxes, if they exceed 110% of the “safe harbor limit”, resulting from payments triggered as a result of a change of control.

All post-termination payments are conditioned upon the execution by Mr. Weaver of a release of all claims against the Company.

The other named executive officers are entitled to receive the following payments and benefits upon a termination within two years subsequent to a change of control:

•	Pro-rated incentive (annual and long-term) compensation accrued through the date of termination for awards or programs in which the executive participates;

•	Two times the sum of the executive’s base pay plus target annual incentive compensation for the year of the change of control;

•	Accelerated vesting of time-based restricted stock unit awards. Restricted stock unit awards that vest based upon performance that have not otherwise vested will vest based upon achievement of the relevant performance criteria through the termination date or a pro-rated achievement of the performance criteria;

•	Accelerated vesting of unvested stock options. Vested and outstanding stock options will be exercisable for 90 days following termination, or such longer period pursuant to the terms of the applicable stock option plan;

•	24 months’ continuation of life, accident and health benefits followed by retiree medical and life insurance coverage to the extent eligible;

•	Outplacement services for 12 months, in an amount up to 15% of the executive’s base salary; and

•	A tax gross-up for excise taxes, if they exceed 110% of the “safe harbor limit,” resulting from payments triggered as a result of a change of control.

All post-termination payments are conditioned upon the execution by executive of a release of all claims against the Company.

Payments Made Upon Death or Disability

In the event of Mr. Armes’ death or termination of employment due to disability, he or his beneficiaries or estate will be entitled to payment of a full target-level bonus, a prorated long-term incentive compensation payout (including performance shares) and 24 months’ continuation of life and accident benefits and health benefits followed by eligible COBRA benefits, as well as full vesting and distribution of any unpaid portion of Mr. Armes’ initial restricted stock unit award.

In the event of Mr. Weaver’s death or termination of employment due to disability, in the case of death, he or his beneficiaries or estate will be entitled to a continuation of base pay for a period of 90 days. In the case of death or disability, Mr. Weaver or his beneficiaries or estate will be entitled to a prorated annual and long-term incentive compensation payout plus 24 months’ continuation of life and accident benefits and health benefits followed by COBRA benefits and retiree medical plan benefits to the extent eligible.

Upon death or disability, our other named executive officers generally receive the identical payments as those described for retirement:

•	Pro-rated incentive (annual and long-term) compensation accrued through the date of termination to be distributed in accordance with the terms of the plans, which is generally within 90 days following the close of the year of termination;

•	Accelerated vesting of restricted stock units in accordance with the terms of the plan or grants;

•	Accrued and vested retirement benefits; and

•	All outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a named executive officer was terminated as of December 31, 2008, and that the price per share of our common stock equals $6.16 which was the closing price of our common stock on December 31, 2008, as reported on the New York Stock Exchange. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual separation from Cooper Tire.

Roy V. Armes

The following table shows the potential payments upon termination under various circumstances for Roy V. Armes, Chairman, Chief Executive Officer and President.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/08(A)	12/31/08	on 12/31/08	12/31/08	on 12/31/08	on 12/31/08

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$—	$—	$—	$—	$850,000	$850,000
Base salary and average annual incentive compensation multiple(3)	$—	$3,759,470	$—	$3,759,470	$—	$—
Long-term incentive — performance based units(4)	$—	$504,861	$—	$504,861	$504,861	$504,861
Stock Options(5)	$—	$—	$—	$—	$—	$—
Restricted Stock Units(6)	$—	$1,877,968	$—	$1,877,968	$1,877,968	$1,877,968
Benefits and Perquisites:
Pension Plan and Nonqualified
Supplementary Benefit Plan(7)	$—	$—	$—	$—	$—	$—
Life, accident and health insurance(8)	$—	$23,263	$—	$23,263	$16,203	$23,263
Retiree medical and life insurance(9)	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up(10)	$—	$—	$—	$1,589,748	$—	$—
Outplacement Services	$—	$—	$—	$—	$—	$—

Total	$—	$6,165,562	$—	$7,755,310	$3,249,032	$3,256,092

(A)	Not eligible for retirement at 12/31/08.

Philip G. Weaver

The following table shows the potential payments upon termination under various circumstances for Philip G. Weaver, Vice President and Chief Financial Officer.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/08	12/31/08	on 12/31/08	12/31/08	on 12/31/08	on 12/31/08

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation	$—	$—	$—	$—	$—	$—
Base salary and average annual incentive compensation multiple(3)	$—	$1,224,046	$—	$1,224,046	$102,004	$—
Long-term incentive — performance based units(4)	$232,066	$232,066	$—	$232,066	$232,066	$232,066
Stock Options(5)	$—	$—	$—	$—	$—	$—
Restricted Stock Units(6)	$32,020	$32,020	$—	$32,020	$32,020	$32,020
Benefits and Perquisites:
Pension Plan and Nonqualified
Supplementary Benefit Plan(7)	$—	$—	$—	$—	$—	$—
Life, accident and health insurance(8)	$—	$19,592	$—	$19,592	$16,203	$19,592
Retiree medical and life insurance(9)	$—	$39,009	$—	$39,009	$39,009	$39,009
Excise-Tax Gross-up	$—	$—	$—	$—	$—	$—
Outplacement Services	$—	$—	$—	$—	$—	$—

Total	$264,086	$1,546,733	$—	$1,546,733	$421,302	$322,687

James E. Kline

The following table shows the potential payments upon termination under various circumstances for James E. Kline, Vice President, General Counsel and Secretary.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/08	12/31/08	on 12/31/08	12/31/08	on 12/31/08	on 12/31/08

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation	$—	$—	$—	$—	$—	$—
Base salary and average annual incentive compensation multiple(3)	$—	$—	$—	$963,436	$—	$—
Long-term incentive — performance based units(4)	$138,292	$138,292	$—	$138,292	$138,292	$138,292
Stock Options(5)	$—	$—	$—	$—	$—	$—
Restricted Stock Units(6)	$19,096	$19,096	$—	$19,096	$19,096	$19,096
Benefits and Perquisites:
Pension Plan and Nonqualified
Supplementary Benefit Plan(7)	$—	$—	$—	$—	$—	$—
Life, accident and health insurance(8)	$—	$—	$—	$18,963	$—	$—
Retiree medical and life insurance(9)	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up	$—	$—	$—	$—	$—	$—
Outplacement Services(11)	$—	$—	$—	$49,833	$—	$—

Total	$157,388	$157,388	$—	$1,189,620	$157,388	$157,388

Mark W. Krivoruchka

The following table shows the potential payments upon termination under various circumstances for Mark W. Krivoruchka, Senior Vice President, Global Human Resources and Communications.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/08(A)	12/31/08	on 12/31/08	12/31/08	on 12/31/08	on 12/31/08

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation	$—	$—	$—	$—	$—	$—
Base salary and average annual incentive compensation multiple(3)	$—	$—	$—	$904,800	$—	$—
Long-term incentive — performance based units(4)	$—	$42,738	$—	$42,738	$42,738	$42,738
Stock Options(5)	$—	$—	$—	$—	$—	$—
Restricted Stock Units(6)	$—	$—	$—	$32,728	$32,728	$32,728
Benefits and Perquisites:
Pension Plan and Nonqualified
Supplementary Benefit Plan(7)	$—	$—	$—	$—	$—	$—
Life, accident and health insurance(8)	$—	$—	$—	$18,795	$—	$—
Retiree medical and life insurance(9)	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up	$—	$—	$—	$—	$—	$—
Outplacement Services(11)	$—	$—	$—	$46,800	$—	$—

Total	$—	$42,738	$—	$1,045,861	$75,466	$75,466

(A)	Not eligible for retirement at 12/31/08.

Harold C. Miller

The following table shows the potential payments upon termination under various circumstances for Harold C. Miller, President International Tire Division.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
Benefits and Payments Upon	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Termination	12/31/08(A)	12/31/08	on 12/31/08	12/31/08	on 12/31/08	on 12/31/08

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation	$—	$—	$—	$—	$—	$—
Base salary and average annual incentive compensation multiple(3)	$—	$—	$—	$896,134	$—	$—
Long-term incentive — performance based units(4)	$—	$133,241	$—	$133,241	$133,241	$133,241
Stock Options(5)	$—	$—	$—	$—	$—	$—
Restricted Stock Units(6)	$—	$—	$—	$18,400	$18,400	$18,400
Benefits and Perquisites:
Pension Plan and Nonqualified
Supplementary Benefit Plan(7)	$—	$—	$—	$—	$—	$—
Life, accident and health insurance(8)	$—	$—	$—	$18,770	$—	$—
Retiree medical and life insurance(9)	$—	$—	$—	$38,753	$—	$—
Excise-Tax Gross-up	$—	$—	$—	$—	$—	$—
Outplacement Services(11)	$—	$—	$—	$46,352	$—	$—

Total	$—	$133,241	$—	$1,151,650	$151,641	$151,641

(A)	Not eligible for retirement at 12/31/08.

Footnotes for Tabular Disclosure

(1)	As of December 31, 2008, the amount of base salary payable to the named executive officers for services rendered during 2008 has been paid.

(2)	Amounts shown represent full target-level bonus payable to Mr. Armes per his employment agreement in the event of termination due to death or disability.

(3)	Termination for change in control: $75,000 lump sum payment plus annualized base salary as of the end of 2008 plus average annual incentive award times three (3) for Mr. Armes. Annualized base salary as of the end of 2008 plus targeted annual incentive award times two (2) for Mr. Weaver. Both Messrs. Armes and Weaver would receive these same amounts if terminated without cause or for good reason; 90 days of base salary is payable to Mr. Weaver for reason of death. All other named executive officers receive two (2) times annualized base salary as of the end of 2008 plus target annual incentive compensation for termination due to a change in control.

(4)	Amounts shown are based on the shares earned at December 31, 2008 as part of the 2007-2009 long-term incentive program performance share grants. Shares were valued at the closing price of our common stock at December 31, 2008.

(5)	No options are in-the-money as of December 31, 2008.

(6)	Total dollar value of non-vested restricted stock units for retirement (Messrs. Weaver and Kline), termination not for cause or for good reason, disability, death and change in control.

(7)	No additional years of service benefits or non-vested balances that accelerate.

(8)	Termination for change in control: Present value of 24 months coverage of Company provided life, accident and health benefits. In accordance with Messrs. Weaver and Armes’ employment agreements, each would receive this same amount if terminated without cause or for good reason, or due to disability. Termination due to death reflects the present value of health benefits for 24 months for Messrs. Armes and Weaver.

(9)	Present value of Company paid lifetime medical and life insurance valued to age 85.

(10)	Reflects the estimated gross up payment for excise taxes imposed by Internal Revenue Code Section 4999, assuming a change in control and subsequent termination of an executive’s employment as of December 31, 2008. The gross-up payment would cover federal excise taxes and additional income taxes resulting from the payment of the gross-up. Mr. Armes only.

(11)	The amount shown reflects the total amount payable for outplacement assistance for Messrs. Kline, Krivoruchka and Miller, which is equal to 15% of current base salary.

2008 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(h)

Arthur H. Aronson(4)	$40,750	$—	$2,126	$42,876
Laurie J. Breininger	$64,250	$70,007	$5,388	$139,645
Thomas Capo	$54,125	$70,007	$—	$124,132
Steven M. Chapman	$65,750	$70,007	$5,388	$141,145
John J. Holland	$70,250	$70,007	$5,388	$145,645
John F. Meier	$74,250	$70,007	$5,388	$149,645
Byron O. Pond(4)	$43,250	$—	$2,126	$45,376
John H. Shuey	$78,000	$70,007	$5,388	$153,395
Richard L. Wambold	$64,250	$70,007	$5,388	$139,645
Robert Welding	$62,750	$70,007	$—	$132,757

(1)	The amounts listed under “Fees Earned or Paid in Cash” represent the compensation amounts discussed in the narration below, except Messrs. Capo and Welding received a pro-rated annual retainer based on their 2007 appointment to the Board of Directors. The non-employee Directors deferred the following amounts of fees reported in column (b) initially into phantom stock units under our Directors’ deferral plan, as described below: Ms. Breininger, $64,250; Mr. Aronson, $0; Mr. Capo, $54,125; Mr. Chapman, $65,750; Mr. Holland, $70,250; Mr. Meier, $37,125; Mr. Pond $43,250; Mr. Shuey, $0; Mr. Wambold, $64,250; and Mr. Welding, $62,750.

(2)	These amounts are the amounts of compensation cost recognized in 2008 for financial reporting purposes related to stock awards in 2008 and prior years, excluding the effect of certain forfeiture assumptions. See Note 16 to our consolidated financial statements for the twelve months ended December 31, 2008 for details as to the assumptions used to determine the fair value of the stock awards. The non-employee Directors had stock awards outstanding as of December 31, 2008 for the following number of shares: Ms. Breininger, 36,234; Mr. Aronson, 24,914; Mr. Capo, 12,853; Mr. Chapman, 26,605; Mr. Holland, 42,414; Mr. Meier, 37,089; Mr. Pond, 0; Mr. Shuey, 23,033; Mr. Wambold, 36,942; and Mr. Welding, 14,384. Each non-employee Director received an annual grant of phantom stock units as follows: 5,242 units on May 6, 2008. The entire grant date fair value (including amounts reported for 2008) of the stock awards issued to each of the non-employee directors in 2008 was $70,007.

(3)	These amounts are the amounts of compensation cost recognized in 2008 for financial reporting purposes related to option awards in 2007 and prior years, excluding the effect of certain forfeiture assumptions. See Note 1 to our consolidated financial statements for the twelve months ended December 31, 2008 for details as to the assumptions used to determine the fair value of the option awards. The non-employee Directors had option awards outstanding as of December 31, 2008 for the following number of shares: Ms. Breininger, 5,748; Mr. Aronson, 0; Mr. Capo, 0; Mr. Chapman, 2,631; Mr. Holland, 7,748; Mr. Meier, 11,955; Mr. Pond, 0; Mr. Shuey, 12,285; Mr. Wambold, 5,748; and Mr. Welding, 0.

(4)	Messrs. Aronson and Pond resigned as directors as of May 6, 2008.

Our Nominating and Governance Committee makes compensation decisions for our Directors. Except as noted in the footnotes above, our non-employee Directors received the following compensation for the period January 1, 2008 through June 30, 2008:

•	an annual retainer of $45,000;

•	a $1,500 fee for participation in each telephonic meeting of the Board of Directors or a meeting of a committee of the Board of Directors;

•	a $2,000 per diem fee for attendance at each other meeting of the Board of Directors;

•	a $1,500 per diem fee for attendance at each other meeting of the committees of the Board of Directors;

•	the Chair of the Audit Committee received a fee of $7,000 for serving in that capacity; and

•	the Chairs of the Compensation and Nominating and Governance Committees each received a fee of $5,000 for serving in those respective capacities.

Effective July 1, 2008, we altered our non-employee Director compensation program as follows:

•	Each non-employee Director will receive an annual retainer of $70,000 (paid pro rata for 2008), which represents an increase of $25,000 from the annual retainer paid in 2007. Fees for attendance at meetings of the Board of Directors and meetings of the Committees of the Board of Directors were eliminated;

•	The Lead Director will receive an annual fee of $10,000 for serving in that capacity, which represents an increase of $3,000 from the fee previously paid to the Lead Director;

•	The Chair of the Audit Committee will receive an annual fee of $10,000 for serving in that capacity, which represents an increase of $3,000 from the fee paid in 2007 to the Chair of the Audit Committee; and

•	The Chairs of the Compensation Committee and Nominating and Governance Committee will each receive an annual fee of $7,000 for serving in those capacities, which represents an increase of $2,000 from the fees paid in 2007 to each of the Chairs of the Compensation Committee and the Nominating and Governance Committee.

Effective May 6, 2008, non-employee Directors will receive an annual grant of phantom stock units in an amount equal to $70,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year. This represents an increase of $40,000 from the $30,000 annual grant made to the non-employee Directors in 2007. The non-employee Directors will no longer be awarded stock options as part of the Director compensation.

Also effective May 6, 2008, the Company increased the Share Ownership Guidelines for non-employee Directors to a level of 10,000 shares. This represents an increase of 2,000 shares from the level of shares required in 2007.

All Directors are required to own at least 10,000 shares of our common stock, excluding options, and have until the end of their second full term as a Director to meet this requirement. As of the date of this proxy statement, each of our directors has met this requirement.

Our non-employee Directors also participate in our Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan, which we refer to as the Directors’ deferral plan. The Directors’ deferral plan permits our non-employee Directors to defer some or all of the fees payable to them for service on the Board of Directors. The amounts that our non-employee Directors defer, and dividend equivalents on those amounts, are converted to phantom stock units and credited to a bookkeeping account established for this purpose, or are invested in various alternative investment funds available from time to time under our 401(k) plan or as chosen by the Compensation Committee. Deferred amounts may be transferred from phantom stock units, into the alternative investment funds, but not back into phantom stock units in an amount equal to (1) $70,000 divided by (2) the average of the highest and the lowest quoted selling price of a share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year (or, if there were no sales on the grant date, the next preceding date during which a sale of our common stock occurred), which price we refer to as the phantom stock unit closing price. This annual grant is automatically invested in phantom stock units, but may also be transferred to, but not back from, the alternative investment funds.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

Our Board of Directors is committed to establishing and maintaining a strong governance structure. The Board has adopted Guidelines as to the Role, Organization and Governance of the Board of Directors, which we refer to as our governance guidelines. Our governance guidelines address important governance topics such as Director independence, the conduct of meetings, the structure and composition of the Board, the establishment of committees, Board and Chief Executive Officer evaluations, Director education and succession planning. In addition, the Board holds an executive session comprised solely of independent Directors at each of its meetings. In December 2007, the Board appointed Mr. Meier to serve as Lead Director for the Board. The Board’s policy is to conduct an annual review of its governance practices, generally at its May meeting, to make certain that those practices remain effective.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics for our Directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. We have and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from our Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the Securities and Exchange Commission, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/Corporate Governance link on our website by http://www.coopertire.com.

Board of Directors

During 2008, our Board of Directors held eight Board meetings, five meetings of our Audit Committee, seven meetings of our Compensation Committee and six meetings of our Nominating and Governance Committee. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year.

Determination of Independence of Directors

The New York Stock Exchange’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, stock holder or officer of an organization that has a relationship with the Company or its subsidiaries or affiliates. The Board has adopted the NYSE listing standards as its categorical standards for making director independence determinations.

In making independence determinations, the Board has broadly considered all relevant facts and circumstances from the standpoint of both the Director and others. The Board has considered that we, our employees or our affiliates may have engaged in transactions or relationships with companies with which our Directors are associated. Although we know of no particular transaction, relationship or arrangement, these potential transactions might include renting vehicles from Dollar Thrifty Automotive Group, Inc., the company for which Mr. Capo is Chairman of the Board, or purchasing products from the companies for which our Directors are employees. After these considerations, and in accordance with the NYSE listing standards, the Board has affirmatively determined that each Director other than Mr. Armes has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Additionally, the Board has determined that each Director other than Mr. Armes is “independent” under the NYSE listing standards, which provide that a Director is not independent if:

•	the Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•	the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the Director is a current partner or employee of a firm that is our internal or external auditor; (2) the Director has an immediate family member who is a current partner of such a firm; (3) the Director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (4) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee

We have a separately designated standing Audit Committee that consists of Directors Shuey (Chairman), Breininger, Capo and Chapman and was established in accordance with Section 3 (a) (58) (A) of the Securities Exchange Act of 1934. All members have been determined to be “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards and to be financially literate. The Board has determined that Director Shuey qualifies as our “audit committee financial expert” due to his business experience and educational background described on page 4 of this proxy statement. The Audit Committee:

•	assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and performance of the independent auditors and our internal audit function; and

•	prepares the Audit Committee’s report to be included in this proxy statement.

The functions of the Audit Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004. We do not have any related person transactions, but our Audit Committee will review and discuss any proposed related person, insider or affiliated party transactions pursuant to the Audit Committee Charter.

Compensation Committee

We have a standing Compensation Committee, which is comprised of Directors Wambold (Chairman), Holland, Meier and Welding. The Compensation Committee:

•	approves the remuneration arrangements of our Chief Executive Officer and other officers, including the corporate financial goals and objectives relevant to such arrangements;

•	approves and administers our executive compensation plans and arrangements;

•	approves the performance criteria against which performance-based executive compensation payments are measured; and

•	grants cash and stock based awards, stock options, and other benefits as authorized under any executive compensation plans.

Compensation decisions for our senior executive officers are made by our Compensation Committee. Decisions regarding non-equity compensation of our other executive officers are made by our Compensation Committee based on input from our management. Generally, in November of each year, our Compensation Committee provides our management with a guideline to be used for establishing non-equity compensation increases for the following year. Our Chief Executive Officer and Senior Vice President of Global Human Resources and Communications review and implement that guideline, and in December present to the Compensation Committee a recommendation regarding non-equity compensation increases for the following year. The Compensation Committee then reviews, discusses and approves the recommendation, or a modified recommendation if applicable. The Compensation Committee has engaged Towers Perrin, an outside global human resources consulting firm, to conduct an annual review of our total compensation program for named executive officers.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Senior Vice President of Global Human Resources and Communications. Compensation Committee meetings are regularly attended by our Chief Executive Officer and our Senior Vice President of Global Human Resources and Communications. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the Compensation Committee’s recommendations on executive compensation to the Board of Directors. Independent advisors and our human resources department support the Compensation Committee in its duties and, along with our Chief Executive Officer and Senior Vice President of Global

Human Resources and Communications, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by us to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee.

Nominating and Governance Committee

We have a standing Nominating and Governance Committee, which is comprised of Directors Holland (Chairman), Breininger, Chapman, Meier, and Shuey, each of whom is “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Nominating and Governance Committee’s two principal responsibilities are:

•	recommending candidates for membership on the Board; and

•	insuring that the Board acts within the governance guidelines and that the governance guidelines remain appropriate.

The Nominating and Governance Committee will consider candidates for Board membership proposed by our stockholders or other parties. Any recommendation must be in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840. As of the date of this proxy statement, we have not received any director nominee recommendations from any stockholders.

The Nominating and Governance Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, our executive officers, individuals personally known to members of the Board and our executive officers and, as described above, our stockholders, as well as, from time to time, third party search firms. The Nominating and Governance Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.

The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Nominating and Governance Committee has identified a prospective candidate, the Nominating and Governance Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believe, however, that we will be best served if our Directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience. The Chair communicates the results of this initial evaluation to the other Nominating and Governance Committee members, the Chairman of the Board, the Chief Executive Officer and the General Counsel. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of our senior management gather additional information regarding the candidate. The Nominating and Governance Committee or members of our senior management then conduct background and reference checks regarding and any final interviews, as necessary, of the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Nominating and Governance Committee at one or more Board meetings. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.

Availability of Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our governance guidelines, Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are available at the Investor Relations/Corporate Governance link on our website at http://www.coopertire.com.

In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company
Attention: Director of Investor Relations
701 Lima Avenue
Findlay, Ohio 45840
(419) 423-1321

Stockholder and Interested Party Communications with the Board

Our Board has adopted a process by which stockholders or interest parties may send communications to the Board, the non-employee Directors as a group, or any of the Directors. Any stockholder or interested party who wishes to communicate with the Board, the non-employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder and Interested Party Communications
Attention: Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840

The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific Company department or those communications containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board, the non-employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Our Board does not have a specific policy regarding Director attendance at our Annual Meetings. All of our Directors attended our 2008 Annual Meeting. Mr. Pond and Mr. Aronson resigned as of May 6, 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Holland, Meier, Wambold and Welding served as members of the Compensation Committee during 2008. Mr. Pond served as a member of the Compensation Committee from January 1, 2005 through May 6, 2008. During 2008, none of the members of the Compensation Committee was one of our or our subsidiaries’ officers or employees, or had any relationship requiring disclosure pursuant to Item 407 of Regulation S-K. Additionally, during 2008, none of our executive officers or Directors was a member of the board of directors, or on a committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP served as the Company’s independent auditors for 2008, and has been appointed by the Audit Committee to continue in that capacity during 2009. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2008, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such services would affect Ernst & Young LLP’s continuing independence.

Audit Fees

Ernst & Young LLP’s aggregate fees billed for 2007 and 2008 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2007 – $1,279,947	2008 – $1,445,469

Audit-Related Fees

Ernst & Young LLP’s aggregate fees billed for 2007 and 2008 for assurance and related services that are reasonable related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above, were:

2007 – $142,887	2008 – $102,657

Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.

Tax Fees

Ernst & Young LLP’s aggregate fees billed for 2007 and 2008 for professional services rendered by them for tax compliance, tax advice and tax planning were:

2007 – $131,958	2008 – $98,377

Tax fees in 2007 and 2008 represented fees primarily for international tax planning and domestic and foreign tax compliance. All tax services were pre-approved.

All Other Fees

Ernst & Young LLP’s aggregate fees billed in 2007 and 2008 for products and services provided by them, other than those reported above under “Audit Fees,” “Audit Related Fees” and “Tax Fees,” were as follows:

2007 – $6,360	2008 – $6,360

All other fees in 2007 and 2008 represented fees for a research tool subscription. All other services were preapproved.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent auditors, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and request for audit-related services, tax services and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent auditors from providing certain services described in the policy as prohibited services.

Generally, requests for independent auditor services are submitted to the Audit Committee by the Company’s Director of External Reporting (or other member of the Company’s senior financial management) and the Company’s independent auditors for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent auditor services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent auditor services must include a description of the services to be provided and the fees for such services.

Auditor Attendance at 2009 Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the requirements of the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence. The Committee has concluded that the independent auditors are in fact independent of the Company.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the fiscal year 2008.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Shuey, Chairman
Laurie J. Breininger
Thomas P. Capo
Steven M. Chapman

BENEFICIAL OWNERSHIP OF SHARES

The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 28, 2009.

The table does not include information regarding shares held of record, but not beneficially, by Principal Trust Company, the trustee of the Cooper Spectrum Investment Savings Plan and other defined contribution plans, sponsored by the Company or a subsidiary of the Company. As of December 31, 2008, those plans held 7,071,083 shares, or 12.00% of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

		Amount and Nature of	Percent
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	of Class

Common Stock	Donald Smith & Co., Inc.(1)	5,449,206	9.25%
Common Stock	Dimensional Fund Advisors LP(2)	4,758,646	8.08%
Common Stock	DePrince, Race & Zollo, Inc.(3)	4,082,952	6.93%

(1)	Donald Smith & Co., Inc. filed a Schedule 13G with the SEC on February 11, 2009 indicating that, as of December 31, 2008, Donald Smith & Co., Inc. had sole voting power with respect to 4,270,361 shares and sole dispositive power with respect to 5,449,206 shares. Donald Smith & Co., Inc. has indicated that it is an investment advisor and that the shares are owned by its advisory clients. The address of Donald Smith & Co., Inc. is 152 West 57th Street, New York, New York 10019.

(2)	Dimensional Fund Advisors LP filed an amended Schedule 13G with the SEC on February 9, 2009 indicating that, as of December 31, 2008, Dimension Fund Advisors LP had sole voting power with respect to 4,685,046 shares and sole dispositive power with respect to 4,758,646 shares. Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) has indicated that it is an investment advisor that furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (referred to by Dimensional as “the Funds”). Dimensional has also indicated that it possesses investment and/or voting power over these securities, which it states are owned by the Funds. Although Dimensional’s filing states that it may be deemed to be the beneficial owner of these securities, it has disclaimed such beneficial ownership. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(3)	DePrince, Race & Zollo, Inc. filed a Schedule 13G with the SEC on February 6, 2009 indicating that as of December 31, 2008, DePrince, Race & Zollo, Inc. had sole voting power with respect to 4,082,952 shares and sole dispositive power with respect to 4,082,952 shares. DePrince, Race & Zollo, Inc. has indicated that it is an investment advisor. The address of DePrince, Race & Zollo, Inc. is 250 Park Avenue South, Suite 250, Winter Park, Florida 32789.

SECURITY OWNERSHIP OF MANAGEMENT

The information that follows is furnished as of February 28, 2009, to indicate beneficial ownership by our executive officers and Directors as a group and each named executive officer and Director, individually, of our Common Stock in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as well as ownership of certain other Company securities and ownership of our Common Stock plus certain other Company securities:

	Amount and
	Nature of					Ownership of
	Beneficial					Common Stock
	Ownership of		Percent	Ownership of		and Other		Percent
Name of Beneficial Owner	Common Stock		of Class	Other Securities		Securities		of Class

Roy V. Armes	40,397 shs		*	386,823 shs	(3)(4)(5)	427,220 shs	(3)(4)(5)	*
Laurie J. Breininger	5,231 shs	(2)	*	36,234 shs	(3)	41,465 shs	(2)(3)	*
Thomas P. Capo	— shs		*	12,853 shs	(3)	12,853 shs	(3)	*
Steven M. Chapman	2,114 shs	(2)	*	26,605 shs	(3)	28,719 shs	(2)(3)	*
John J. Holland	7,231 shs	(2)	*	42,414 shs	(3)	49,645 shs	(2)(3)	*
James E. Kline	24,142 shs	(2)	*	25,550 shs	(4)(5)	49,692 shs	(2)(4)(5)	*
Mark W. Krivoruchka	4,024 shs		*	12,251 shs	(4)(5)	16,275 shs	(4)(5)	*
John F. Meier	13,438 shs	(2)	*	37,089 shs	(3)	50,527 shs	(2)(3)	*
Harold C. Miller	74,032 shs	(2)	*	24,617 shs	(4)(5)	98,649 shs	(2)(4)(5)	*
John H. Shuey	11,768 shs	(2)	*	23,033 shs	(3)	34,801 shs	(2)(3)	*
Richard J. Wambold	7,231 shs	(2)	*	36,942 shs	(3)	44,173 shs	(2)(3)	*
Philip G. Weaver	246,114 shs	(2)	*	37,673 shs	(4)(5)	283,787 shs	(2)(4)(5)	*
Robert D. Welding	— shs		*	14,384 shs	(3)	14,384 shs	(3)	*
All executive officers and Directors as a group (13 persons)	435,722 shs	(2)	*	716,468 shs	(3)(4)(5)	1,152,190 shs	(1)(2)(3)(4)(5)	1.95%

*	Less than%

(1)	Includes 321,131 shares obtainable on exercise of stock options within 60 days following February 28, 2009, which options have not been exercised; 44,018 shares held in the Company’s Spectrum Investment Savings Plan for the account of the executive officers of the Company; 316,265 restricted stock units of which the holders have neither voting nor investment power; 229,554 phantom stock units of which the holders have neither voting nor investment power; and 170,649 notionally earned performance shares of which the holders have neither voting nor investment power. Of the remaining shares, none are subject to shared voting and investment power, and 70,573 are subject to the sole voting and investment power of the holders thereof.

(2)	Includes shares obtainable on exercise of stock options within 60 days following February 28, 2009, which options have not been exercised, as follows: Roy V. Armes — 0; Laurie J. Breininger — 5,231; Thomas P. Capo — 0; Steven M. Chapman — 2,114; John J. Holland — 7,231; James E. Kline — 21,833; Mark W. Krivoruchka — 0; John F. Meier — 11,438; Harold C. Miller — 54, 541; John H. Shuey — 11,768; Richard L. Wambold — 5,231; Philip G. Weaver — 201,744; and Robert D. Welding — 0.

(3)	Pursuant to the 1998 Non-Employee Directors Compensation Deferral Plan described above under “Director Compensation”, the following Directors have been credited with the following number of phantom stock units as of February 28, 2009: Roy V. Armes — 0; Laurie J. Breininger — 36,234; Thomas P. Capo — 12,853; Steven M. Chapman — 26,605; John J. Holland — 42,414; John F. Meier — 37,089; John H. Shuey — 23,033; Richard L. Wambold — 36,942; and Robert D. Welding -14,384. The holders do not have voting or investment power over these phantom stock units.

(4)	Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 304,865; James E. Kline — 3,100; Mark W. Krivoruchka — 5,313; Harold C. Miller — 2,987; and Philip G. Weaver — 0. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of our Common Stock corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents.

(5)	Includes the number of performance shares that were notionally earned by each of the following executive officers for 2007 net income and operating cash flow performance (as disclosed above in Compensation Discussion and Analysis): Roy V. Armes — 81,958; James E. Kline — 22,450; Mark W. Krivoruchka — 6,938; Harold C. Miller — 21,630; and Philip G. Weaver — 37,673. The holders do not have voting or investment power over these performance shares. The shares will vest and be payable in early 2010. These executive officers must remain employed through the vesting period to receive the notionally earned shares, except in instances of death, disability or retirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and named executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and named executive officers, the Company believes that all reports due for Directors and named executive officers during or for the year 2008 were timely filed.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2010

Any stockholder who intends to present a proposal at the Annual Meeting in 2010 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received no later than November 26, 2009. In addition, if a stockholder intends to present a proposal at the Company’s 2010 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or between December 26, 2009 and January 25, 2010, in accordance with the Bylaws, proxies solicited by the Board for the 2010 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.

INCORPORATION BY REFERENCE

The Compensation Committee Report on page 23 of this proxy statement, disclosure regarding the Company’s Audit Committee and Audit Committee’s financial expert that begins on page 44 of this proxy statement, and the Audit Committee Report on page 50 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

HOUSEHOLDING INFORMATION

Only one Notice of Internet Availability of Proxy Materials or 2008 Annual Report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders. If a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or 2008 Annual Report and proxy statement were delivered wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or 2008 Annual Report or proxy statement, he or she should contact the Company’s Director of Investor Relations at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 423-1321. The stockholder will be delivered, without charge, a separate copy of the Notice of Internet Availability of Proxy Materials or 2008 Annual Report or proxy statement promptly upon request. If stockholders at a shared address currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or 2008 Annual Report and proxy statement wish to receive only a single copy of these documents, they should contact the Company’s Director of Investor Relations in the manner provided above.

SOLICITATION AND OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $8,000, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile or personally, request the return of proxies.

Please mark, execute and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Secretary at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 429-6710.

You may obtain copies of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, free of charge upon written request to the Company at 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary or call (419) 429-6710.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATETIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2009

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our 2008 Annual Report, are available free of charge at http://www.proxyvote.com.

BY ORDER OF THE BOARD OF
DIRECTORS
James E. Kline
Vice President,
General Counsel and Secretary
March 26, 2009

NOTICE
OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

May 5, 2009

IMPORTANT:

All stockholders are requested to mark, date, sign
and mail promptly the enclosed proxy for which an
envelope is provided, or cast their ballots by Internet
or telephone.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 4, 2009 (or until 5:00 P.M. Eastern Time May 1, 2009 for Plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2009 (or until 5:00 P.M. Eastern Time May 1, 2009 for Plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	COOPR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COOPER TIRE & RUBBER COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2.		☐	☐	☐
Vote on Directors
1.	To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2012, the nominees listed below.

Nominees: 01) John J. Holland 02) John F. Meier 03) John H. Shuey

Vote On Proposal		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2009.	☐	☐	☐

3.	In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com.

COOPR2

Proxy Card - Cooper Tire & Rubber Company
THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 5, 2009
The undersigned hereby appoints Roy V. Armes, James E. Kline and Philip G. Weaver, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 9, 2009, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Tuesday, May 5, 2009, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
For stockholders, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein and “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
Principal Trust Company is Trustee under the following defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company: Spectrum Investment Savings Plan; Pre-Tax Savings Plan (Texarkana); and Pre-Tax Savings Plan (Findlay). This proxy card is also soliciting voting instructions on behalf of the Board of Directors of Cooper Tire & Rubber Company from Plan participants to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in the participants’ accounts under such Plans in accordance with their instructions.
If I, the undersigned, am a participant in any of the Plans, pursuant to the applicable terms of the Plan in which I am a participant, I hereby direct the Trustee to vote (in person or by proxy) all shares of common stock of Cooper Tire & Rubber Company held in my account under the Plan at the close of business on March 9, 2009 at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Tuesday, May 5, 2009, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting, in accordance with the instructions given by me on the opposite side of this proxy card.
For Plan participants, this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no direction is indicated, the Trustee will vote in the same manner in which the Trustee is directed to vote the majority of the aggregate shares held by Plan participants. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. FOR STOCKHOLDERS, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, BUT THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD. FOR PLAN PARTICIPANTS, IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1 AND 2.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be voted on the reverse side)